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Leucadia National Corporation Shareholder Discussion Materials May 2018

Note on Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements include expectations relating to the National Beef, Garcadia and Vitesse Energy transactions disclosed in this document. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Leucadia National Corporation Overview Our Business: Since the Leucadia-Jefferies combination in March 2013, Leucadia has transitioned to a diversified financial services company led by Jefferies. This transition included, among other things, shedding non-core assets and the sale of KCG, Conwed, Garcadia and 48% of National Beef. We are rebranding to Jefferies Financial Group Inc. pending shareholder approval. Our Strategy: To drive long-term shareholder value by operating a diversified financial services company engaged in investment banking and capital markets, merchant banking and the early stages of building an alternative asset management platform. Our Competitive Advantage: Our expertise, reputation, relationships and capital strength position us to “be the first call” when there is an urgent or complex business problem that requires a creative solution, as well as the ideal partner for truly long-term business development. Key Facts & Figures Headquarters: New York City Employees: ~36,700* Total Assets: $49.1 Billion** Total Shareholders’ Equity: $11.3 Billion** Total Tangible Equity: $9.4 Billion** Market Cap: $8.6 Billion Pro-Forma as of March 31, 2018

Leucadia National Corporation Overview *(Cont'd)*

Leucadia National Corporation

Parent Long-Term Capital - $12.4 Billion (***Pro-Forma as of March 31, 2018)*****

Corporate & Liquidity

$3.1 Billion**

- Cash & Investments
- Deferred Tax Assets

Investment Banking and Capital Markets

$6.4 Billion**

- Jefferies
- Jefferies Finance
- Berkadia (50/50 venture with Berkshire Hathaway)
- HomeFed
- FXCM
- Foursight

Merchant Banking

$2.3 Billion**

- National Beef
- HRG Group
- Linkem
- Vitesse Energy Finance
- JETX Energy
- Idaho Timber
- Golden Queen

Leucadia Asset Management

$0.6 Billion**

- quantPORT
- Tenacis
- Lake Hill
- Topwater Capital
- GEEOF
- CoreCommodity
- Schonfeld
- Weiss Asset Management

* Includes all employees of subsidiaries and 20+ %-owned investee companies as of December 31, 2017.

** Amounts are presented on a pro-forma basis as of March 31, 2018 as if the agreed upon sales of Garcadia and 48% of National Beef and the announced acquisition by Vitesse Energy Finance of additional oil and gas interests had occurred as of March 31, 2018. See appendix for reconciliation to GAAP amounts.

Note: Dollar amounts are Leucadia's pro-forma net carrying amount as of 3/31/18 for each investment (for consolidated subsidiaries, net carrying amount equals assets less liabilities and non-controlling interest).

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Leucadia Has Undertaken a Significant Leadership Transition and Business Transformation Over Last Five Years 2013-15 Merger & Transition 2015-17 Transforming the Business Advanced transformation to a diversified financial services firm Monetized investments at attractive prices (e.g., KCG and Conwed) Began development of Leucadia Asset Management and made selected new investments 2018+ Financial Services Firm Completing transformation to financial services firm Sold down National Beef and divested Garcadia Rebrand to Jefferies Financial Group Inc. targeted to be completed in May 2018 Transitioned leadership team (new CEO and President), both with direct leadership responsibilities across Leucadia and Jefferies, as well as acting as deal leads on high profile opportunities Began process of repositioning company through closing down or divesting certain projects and assets

Compensation Peer Group Considerations 148 182 210 Rebranded Jefferies Financial Group is a diversified financial services company engaged in investment banking and capital markets, merchant banking, and the early stages of building an alternative asset management platform Who We Are Investment banking and capital markets firm Other financial services Asset management Merchant banking Who We Are Not Consumer lender Regional or retail broker dealer Consumer credit card provider Mutual fund firm Our Board and Compensation Committee selected our compensation peer group with the advice of Mercer Consulting to align with our business profile, headquarters location and direct competitors, as well as to choose firms whose leaders possess the financial and deal-making acumen that aligns with Leucadia’s CEO and President (i.e., investment banking, trading, private equity and asset management firms) Company size is a factor in peer selection, though a limited set of comparable firms resulted in the selection of firms that are both larger and smaller than Leucadia Where We Are Not Detroit, MI Minneapolis, MN McLean, VA Riverwoods, IL San Mateo, CA Atlanta, GA St. Petersburg, FL Dallas, TX Boston, MA Stamford, CA Baltimore, MD Where We Are New York City, NY

Peer Classification Description Lazard Ltd Investment Banking Financial advisory firm with focus on investment banking services Morgan Stanley Investment Banking Investment banking, securities and investment management company Stifel Financial Corp. Investment Banking Financial services firm with focus on investment banking services The Goldman Sachs Group, Inc. Investment Banking Investment banking, securities and investment management company The Carlyle Group Private Equity Private equity firm focusing on direct and fund of fund investments KKR & Co. L.P. Private Equity Private equity and real estate investment firm Onex Corporation Private Equity Private equity firm that has investment management arm BlackRock, Inc. Asset Management Investment manager with diversified investment strategy The Blackstone Group L.P. Asset Management Diversified investment manager (e.g., private equity, hedge fund, real estate) Brookfield Asset Management Inc. Asset Management Asset / investment management firm with a focus on private equity Loews Corporation Asset Management Multi-industry holding company with a range of portfolio companies Board Recommended Peer Group 148 182 210

Compensation Aligned with Peers to Retain Talent 148 182 210 140 176 140 214 236 255 140 176 140 173 160 122 210 222 202 125 125 125 Leucadia’s targeted CEO total direct compensation (TDC, or salary + equity pay) is just above peer median, while the risk-adjusted TDC based on the long-term nature of the performance share award that appears in the Summary Compensation Table (SCT) is just below peer median KKR and Blackstone, who both focus on yielding gains from long-term investments in a manner similar to Leucadia’s, are the only peers to offer no short-term incentives (all others provide bonuses and long-term incentives) Leucadia’s use of a three-year performance period in its 2016 and 2017 equity grants followed by an additional three-year holding period aligns with the long-term compensation time-frame of pay vehicles such as carried interest plans in place at private equity firms LUK TDCPeer TDC Note: Peer pay represents actual most recent values for salaries and bonuses, and a 3-year average of equity and carried interest awards where 1-year outcomes can be highly variable CEO Total Direct Compensation (TDC) ($’000s)

Leucadia’s Compensation Plan was Formulated to Drive Long-Term Performance 148 182 210 140 176 140 214 236 255 140 176 140 173 160 122 210 222 202 125 125 125 As part of the Board’s efforts to transform the business, the 2016 and 2017 CEO and President LTIP plan focuses exclusively on long-term equity awards that require direct performance over a three-year period to earn the awards plus an additional three-year holding period both to further incentivize performance and to provide long-term alignment with shareholders No annual incentive opportunity provided to ensure transition decisions are made to maximize long-term performance The Board’s efforts are beginning to bear fruit as performance over the past two years has improved significantly Progress reflected in stock price with 35.5% TSR in 2016 and 15.4% TSR in 2017 Achieved 2017 double digit ROTDE gain of 10.7% Improved performance trends are continuing into 2018. Agreements to sell Garcadia and a portion of National Beef have Completed Leucadia’s transition to a diversified financial services company Resulted in strong returns on tangible deployable equity LTIP is earned over a three-year period Earned awards will not be available for sale for an additional three years after vesting 2016 and 2017 Weight Metric 50% LUK TSR 50% LUK Return on Tangible Deployable Equity (ROTDE) No Short-Term Incentive Shifted compensation to long-term plan with three-year measurement period and long-term holding period Long-Term 2013 - 2015 Weight Metric Based on Jefferies’ Legacy 2013 – 2015 LTIP Plan (approved in September 2012) Annual 25%-50% 75%-50% LUK Operating Metrics JEF Operating Metrics

Incentive Compensation Metrics and Performance 148 182 210 50% TSR Metric 8.0% - 12.0% 3-Year Compound Growth Rate Performance Award Value Eligibility Up to an additional 50% in incentive compensation on a pro rata basis 4.0% < x < 8.0% $12.5 Million - $25.0 Million < 4.0% No Award $0 > 12.0% No Additional Award 50% ROTDE Target = 8.0% $25.0 Million (value $20.4M on probability adjusted basis(1)) The Leadership Transition and Portfolio Repositioning Has Begun to Yield Returns to Shareholders Annual ROTDE Targets vs. Historical LUK Performance Annual TSR Targets vs. Historical LUK Performance (3) (2) Represents Monte Carlo Simulation fair value based on grant date 3- year CAGR calculated over 2014 – 2016 time period Excludes impact of tax reform charges in 2017 Performance metrics are rigorous: In order for the LTIP to pay out at target, Leucadia will need to achieve an 8.0% compounded annual growth rate for both ROTDE and TSR – a return that exceeds Leucadia’s historic performance (2)

Six-Year LTIP is Truly Earned Based on Long-Term Performance 148 182 210 The nature of our CEO and President’s roles include leading and making active investments that are opportunistic in nature where timing of impact is often unclear Therefore, the compensation program is designed to incentivize sustainable long-term growth; LTIP has a three-year performance period plus an additional three-year holding period Under the LTIP, a portion of performance awards can be banked for later vesting if annual performance exceeds performance thresholds; however, banked shares do not vest until the end of the three-year measurement period and must be held for an additional three years and, therefore, our executives could lose all compensation value based on Company performance The goal of the plan is to build and sustain long-term growth in ROTDE and TSR over six-year period The plan incentivizes the CEO and President to make optimal, long-term investment decisions at any given time without negatively impacting compensation based on short-term volatility as compensation is earned based on future company performance Three-year holding period aligns long-term value creation beyond performance period and puts banked awards, if any, at risk Performance Period Holding Period Year 1 2 3 4 5 6 ROTDE annual growth rate / compound annual growth rate (CAGR) 8% 16.6% (8% CAGR) 16.6% growth rate or 8% two-year CAGR must be achieved to earn targeted award 26% (8% CAGR) 26.0% growth rate or 8% three-year CAGR must be achieved to earn targeted award After vesting, there is an additional three-year holding period during which the value of the executive compensation is contingent on Company performance

2016 and 2017 Banked Awards Under Our Program 148 182 210 Plan clearly aligns executive compensation with the interests of our long-term shareholders Only cash compensation CEO and President earned for each of 2016 and 2017 performance period was $1 million salary Under the plan, portions of the overall long-term awards may be banked each year based upon that year’s TSR and ROTDE growth 2016 Performance: Each executive was not eligible to bank any performance awards as a result of ROTDE performance; however, they were eligible to bank performance awards due to superior TSR performance 2017 Performance: Each executive was eligible to bank performance awards due to superior TSR and ROTDE performance Banked shares are required to be held for an additional three years after vesting; therefore, executive compensation remains completely at-risk since value is contingent on Leucadia business performance and share price performance 50% ROTDE Metric 50% TSR 8.0% 3-Year Compound Growth Rate Target 8.0% 3-Year Compound Growth Rate 10.7% 2017 Actual 15.4% 2017 Long-Term Incentive Performance Metrics Banked Shares Resulting from Performance 239,813 268,817 2017 50% ROTDE Metric Banked Shares Resulting from Performance 0 50% TSR 8.0% 3-Year Compound Growth Rate Target 8.0% 3-Year Compound Growth Rate 35.5% 2016 Actual 2.7% (below threshold) 2016 Long-Term Incentive Performance Results Over 2-Years 423,441 2016 2017 456,137 (below target) 423,441 10.7% / 6.5% (below target) 2017 Actual / 2-year CAGR 15.4% / 25.1% Banked awards not available for sale until 2022 Banked awards not available for sale until 2023

Commitment to Good Compensation Practices 148 182 210 140 176 140 214 236 255 140 176 140 173 160 122 210 222 202 125 125 125 In addition to a robust program that ties executive compensation directly to objective financial metrics and goals, our compensation program includes other best practices: Clear link between pay and performance No acceleration of vesting in the event of a change-in-control for restricted stock and performance awards held by executives No tax gross-ups on change-in-control payments Prohibit hedging of company stock No repricing of stock options Robust claw-back policy 100% of incentive compensation at-risk No golden parachute payments Utilize an independent compensation consultant Long-term performance at risk period Our Board asks for your support by voting FOR this year’s Say-on-Pay proposal

Appendix

Corporate Governance Enhancements Informed by Shareholder Feedback 148 182 210 140 176 140 214 236 255 140 176 140 173 160 122 210 222 202 125 125 125 Since 2013, we have implemented the following governance changes: Lead Director: Appointed a Lead Director and amended our Corporate Governance Guidelines to delineate robust Lead Director responsibilities Majority Voting: Amended our by-laws to require majority voting in connection with uncontested director elections to work in conjunction with our previously adopted director resignation policy Proxy Access: In 2017, we adopted proxy access providing the right for shareholders (or a group thereof) holding 3% of our shares for at least 3 years to nominate the greater of 2 directors or 20% of the board Board Refreshment: Reconstituted the Board of Directors, increasing the number of seats from 8 to 11 (8 of whom are independent), which include 9 new directors Board Evaluations: Formalized Board’s performance evaluation process for CEO and President, and implemented an individual director assessment Stock Ownership Guidelines: Adopted stock ownership guidelines for CEO and President (10x executive salary) as well as all directors (5x annual cash retainer) Other shareholder-friendly governance practices include: Annual director elections 100% of board committees are independent Simple majority vote for M&A transactions Minimum holding periods on vested equity; CEO and President (at least 75% of after-tax shares until the expiration of three years after vesting or until retirement), all other NEOs (50% of after tax shares) Robust clawback policy Anti-hedging policy Retain independent compensation consultant Commitment to social responsibility Deep and ongoing dialogue with shareholders

Highly Qualified, Independent Board

Independent Leadership



Insider
27%
Independent
73%

Relevant Director Experience

- ✓ **Financial Services:** 11/11
- ✓ **Director Experience:** 11/11
- ✓ **Senior Corporate Executives:** 11/11
- ✓ **The Board has average 20+ years of senior executive management experience**

Recently Refreshed Board

< 5 Years	9 Directors
> 10 years	2 Directors

Independent Directors Bring Powerful Combined Skill Set

Michael O'Kane
Lead Independent Director

- Senior Managing Director, Securities Division, TIAA-CREF
- Managing Director, Structured Finance, TIAA-CREF

Linda Adamany

- Various executive roles at BP plc in refining, exploration, production, and marketing, including Chief Executive of BP Shipping

Robert Beyer
Chair, Compensation Committee

- Lead Director of The Kroger Co.
- Chairman of Chaparal Investments (current)
- CEO of The TCW Group, Inc.

Francisco Borges

- Current Chairman of Landmark Partners (current)
- MD of Financial Guaranty Insurance Co.
- Treasurer of the State of Connecticut

W. Patrick Campbell
Chair, Audit Committee

- Chairman and CEO of Magex Limited
- EVP of Ameritech
- President & CEO of Columbia TriStar Home Video

Robert Joyal
Chair, N&G Committee

- President of Babson Capital Management
- Executive Director at Mass Mutual

Jeffrey Keil

- President of Republic New York Corporation
- Vice Chairman of Republic National Bank of New York

Stuart Reese

- President and CEO of MassMutual
- Director of the Federal Reserve Bank of Boston

Former positions, unless otherwise noted

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Leucadia's Non-GAAP Financial Information

The following tables reconcile results reported in accordance with generally accepted accounting principles ("GAAP") to non-GAAP financial results. This document contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results in accordance with GAAP.

Reconciliation of Shareholder's Equity ($ billions)

	March 31, 2018	
Leucadia shareholders' equity (GAAP)	$	10.3
Estimated National Beef pre-tax gain		0.8
Estimated Garcadia pre-tax gain		0.2
Tax effect of National Beef and Garcadia gains		(0.2)
National Beef redeemable noncontrolling interest sale adjustment		0.2
Pro forma Leucadia shareholders' equity (non-GAAP)	$	11.3
Less: Goodwill and intangibles as reported		(2.5)
Add: National Beef goodwill and intangibles removed upon sale		0.5
Rounding		0.1
Pro forma Leucadia tangible equity (non-GAAP)	$	9.4

Reconciliation of Total Assets ($ billions)

	March 31, 2018	
Leucadia total assets (GAAP)	$	49.0
Impact of National Beef, Garcadia and Vitesse transactions		0.1
Pro forma Leucadia total assets (non-GAAP)	$	49.1

Reconciliation of Long-Term Capital ($ billions)

	March 31, 2018									
	Investment Banking and Capital Markets		Merchant Banking		Leucadia Asset Management		Corporate and Liquidity		Total	
Leucadia shareholders' equity (GAAP)	$	6.4	$	2.4	$	0.6	$	0.9	$	10.3
Parent company long-term debt		--		--		--		1.0		1.0
Preferred stock		--		--		--		0.1		0.1
Long-term capital	$	6.4	$	2.4	$	0.6	$	2.0	$	11.4
Impact of National Beef, Garcadia and Vitesse transactions		--		(0.1)		--		1.1		1.0
Pro forma long-term capital (non-GAAP)	$	6.4	$	2.3	$	0.6	$	3.1	$	12.4

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